Exhibit 99.1

Eldorado Holdco LLC Announces Second Quarter 2014 Results

RENO, NEVADA—(BUSINESS WIRE)—August 21, 2014—Eldorado HoldCo LLC and its wholly owned subsidiary, Eldorado Resorts LLC (collectively, “Eldorado” or the “Company”), announced the results of its operations for the second quarter ended June 30, 2014.

Consolidated Results of Operations

The Company’s consolidated net operating revenues for the second quarter ended June 30, 2014 were $61.7 million, a decrease of 6.2% compared to the prior year period.  The Company’s operating income and net income for the quarter ended June 30, 2014 were $6.8 million and $2.9 million, a decrease of 35.5% and 55.6%, respectively, compared to the three months ended June 30, 2013.  Such reductions were due to decreases in operating margins and acquisition charges incurred during the three months ended June 30, 2014.  Consolidated Adjusted EBITDA for the quarter was $9.8 million, a decrease of 24.1% compared to the three months ended June 30, 2013.  Silver Legacy Joint Venture reported net income of $3.9 million for the second quarter ended June 30, 2014.

For the six months ended June 30, 2014, the Company’s consolidated net operating revenues were $118.8 million, a 7.2% decrease compared to the first six months of 2013.  The Company’s operating income and net income for the six months ended June 30, 2014 were $8.3 million and $576,000, a decrease of 49.6% and 93.3%, respectively, compared to the six months ended June 30, 2014.  Such reductions were due to decreases in operating margins and acquisition charges incurred during the six months ended June 30, 2014.  Consolidated Adjusted EBITDA for the six months ended June 30, 2014 was $17.3 million, a 27.9% decrease compared to the six months ended June 30, 2013.  Silver Legacy Joint Venture reported net income of $2.6 million for the six months ended June 30, 2014.

EBITDA and Adjusted EBITDA are not generally accepted accounting principle (“GAAP”) measurements and are presented solely as supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and a principal basis for valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined below.

Balance Sheet Items

As of June 30, 2014, the outstanding principal balance of the Company’s long-term debt was $168 million and cash and cash equivalents were $31.6 million.   As of June 30, 2014, the Company’s total current assets and total assets were $42.2 million and $267.4 million, respectively, and the Company’s total current liabilities and total liabilities were $22.4 million and $192.0 million, respectively.

Company Information and Forward Looking Statements

Eldorado HoldCo LLC is the parent company of Eldorado Resorts LLC.  Eldorado Resorts LLC owns and operates the Eldorado Resort Casino Shreveport in Louisiana and the Eldorado Hotel Casino Reno in Nevada. Eldorado Shreveport is a 403 room all-suite art deco style hotel and tri-level riverboat dockside casino complex situated on the Red River. Eldorado Reno is an 814 room hotel and casino property in the heart of Downtown Reno connected to two neighboring casino properties via skyway.  Eldorado Resorts LLC  is also a 50% joint venture partner in a 50/50 joint venture of the Silver Legacy Resort Casino in Reno, Nevada. This 1,710 room hotel and casino is contiguous to the Eldorado Reno, connected via skyway. Additionally, Eldorado Resorts LLC owns a 21.25% interest in Tamarack Junction, an approximately 13,000 square foot casino in south Reno.  For more details on Eldorado Resorts LLC properties, visit http://www.eldoradoshreveport.com or http://www.eldoradoreno.com. Silver Legacy Joint  Venture information can be located at http://www.silverlegacy.com.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to risks relating to the Company’s proposed business combination with MTR Gaming Group, Inc.; the economic downturn and its effect on consumer spending and the Company’s business; the effects of intense competition that exists in the gaming industry; the impact of seasonality on the Company’s business; the risk that new gaming licenses or gaming activities, such as expansion of Native American and internet gaming, are approved and result in additional competition; the Company’s substantial outstanding indebtedness and the effect of the Company’s significant debt service requirements on the Company’s operations and ability to compete; the risk that the Company will not be able to refinance its outstanding indebtedness; the impact of extensive regulation from gaming and other government authorities on the Company’s ability to operate its business and the risk that regulatory authorities may revoke, suspend, condition or limit the Company’s gaming or other licenses, impose substantial fines or take other actions that adversely affect the Company; risks associated with changes to applicable gaming and tax laws that could have a material adverse effect on the Company’s financial condition; general business conditions including competitive practices, changes in customer demand and the cyclical nature of the gaming and hospitality business in general, and general economic conditions, including interest rates, on the Company’s business and results of operations; adverse outcomes of legal proceedings and the development of, and changes in, claims or litigation reserves.

CONTACT:

Eldorado HoldCo LLC

www.eldoradoreno.com

Stephanie Lepori

(775) 328-0103

Slepori@Eldoradoresorts.com

ELDORADO HOLDCO LLC
(and its wholly owned subsidiary ELDORADO RESORTS LLC)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
OPERATING REVENUES:
Casino	$48,154	$51,382	$92,823	$100,652
Food, beverage and entertainment	15,544	16,312	30,546	31,853
Hotel	7,305	7,437	13,192	13,558
Other	1,722	1,733	3,247	3,408
	72,725	76,864	139,808	149,471
Less—promotional allowances	(10,976)	(11,036)	(21,029)	(21,464)
Net operating revenues	61,749	65,828	118,779	128,007

OPERATING EXPENSES:
Casino	29,447	30,018	56,928	59,206
Food, beverage and entertainment	7,963	8,045	15,519	15,483
Hotel	1,914	2,053	3,859	4,056
Other	980	1,025	1,876	1,922
Selling, general and administrative	11,664	11,797	23,324	23,379
Depreciation and amortization	4,086	4,363	8,274	8,703
Total operating expenses	56,054	57,301	109,780	112,749
(LOSS) GAIN ON SALE/DISPOSITION OF LONG LIVED ASSETS AND PROPERTY AND EQUIPMENT	—	(8)	—	2
ACQUISITION CHARGES	(1,081)	—	(2,453)	—
EQUITY IN INCOME OF UNCONSOLIDATED AFFILIATES	2,161	1,981	1,781	1,265
OPERATING INCOME	6,775	10,500	8,327	16,525
OTHER INCOME (EXPENSE):
Interest income	4	4	8	8
Interest expense	(3,870)	(3,956)	(7,759)	(7,898)
Total other expense	(3,866)	(3,952)	(7,751)	(7,890)
NET INCOME	2,909	6,548	576	8,635
LESS NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	—	—	—	—
NET INCOME ATTRIBUTABLE TO THE COMPANY
OTHER COMPREHENSIVE INCOME — Minimum Pension Liability Adjustment of Unconsolidated Affiliate	(111)	—	(111)	—
COMPREHENSIVE INCOME	$2,798	$6,548	$465	$8,635

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and other non-operating income (expense), such as acquisition charges, equity in income of unconsolidated affiliates and gain or loss on the disposition of assets.  EBITDA and Adjusted EBITDA are presented solely as supplemental disclosure because we believe that they are widely utilized by, and are presented to assist, investors in understanding the Company’s performance and operating results.  While we believe certain items excluded from Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented.  Also, we believe excluded items may not relate specifically to current operating trends or be indicative of future results.  Furthermore, Adjusted EBITDA should not be considered as an alternative to net income under GAAP for purposes of evaluating the Company’s results of operations.  The Company’s calculation of Adjusted EBITDA may be different from the calculation methods used by other companies and may not be comparable to similar non-GAAP financials measures presented by other issuers.  Therefore, comparability may be limited.

The reconciliation between net income, EBITDA and Adjusted EBITDA for the Company on a consolidated basis is as follows for the periods indicated (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)
Net income	$2,909	$6,548	$576	$8,635
Interest expense	3,870	3,956	7,759	7,898
Interest income	(4)	(4)	(8)	(8)
Depreciation and amortization	4,086	4,363	8,274	8,703
EBITDA	10,861	14,863	16,601	25,228
Acquisition charges	1,081	—	2,453	—
Equity in income of unconsolidated affiliate	(2,161)	(1,981)	(1,781)	(1,265)
Loss (gain) on sale/disposition of long-lived assets	—	8	—	(2)
Adjusted EBITDA	$9,781	$12,890	$17,273	$23,961